Exhibit (10)(eee)(iii)

                         HMG DIGITAL TECHNOLOGIES CORP.

                          SUBORDINATED PROMISSORY NOTE

$1,600,000                                                Date: October 30, 1996

      FOR VALUE RECEIVED, HMG DIGITAL TECHNOLOGIES CORP., a Delaware corporation (the "Payor"), hereby unconditionally promises to pay to the order of William H. Smith as Trustee (the "Trustee") of the William H. Smith Trust under trust agreement dated November 13, 1978, as amended (the "Payee") at 26479 Greythorne Trail, Farmington Hills, Michigan 48334, or such other place as the holder hereof may hereafter designate in writing, the principal sum of One Million Six Hundred Thousand ($1,600,000) Dollars in lawful money of the United States of America.

      This Note is one of a series of Subordinated Notes in the aggregate principal amount of $2,000,000 (each a "Note" and collectively, the "Notes"), identical in all respects except as to principal amount and payee, issued by Payor.

      1. Definitions

            "ANBC" means American National Bank and Trust Company of Chicago.

            "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

            "Business Day" means a day, other than a Saturday or Sunday, on which banks in New York, New York are open for the transaction of banking business.

            "Hauppauge" means Hauppauge Record Manufacturing Ltd., a New York corporation and an indirectly wholly-owned Subsidiary of the Payor.
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            "Hauppauge Loan Agreement" means the Amended and Restated Loan and
Security Agreement entered into as of October 30, 1996 between Hauppauge and ANBC, as such agreement may be further amended, restated, supplemented or otherwise modified from time to time.

            "Insolvency or Liquidation Proceedings" means (a) any insolvency or bankruptcy case or proceeding (including any case under the Bankruptcy Code), or any


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receivership, liquidation, reorganization or other similar case or proceeding, relative to the Payor or to its assets, or (b) any liquidation, dissolution, reorganization or winding up of the Payor, whether voluntary or involuntary and whether or not involving solvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Payor.

            "Interest Payment Date" means for any year, the last Business Day in each March, June, September and December of that year.

            "Parent" means Allied Digital Technologies Corp., a Delaware corporation.

            "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or any department, agency, public corporation or other instrumentality of any of the foregoing, or any other entity.

      2. Payments

            2.1 Principal. Subject to the other provisions of this Note, the principal amount of this Note shall be due and payable on December 31, 1998 (such date, as the same may be extended pursuant to the provisions of this Section 2.1 being referred to as the "Maturity Date"). If Hauppauge is prohibited by the Hauppauge Loan Agreement from distributing funds in amounts which will enable Payor to pay the entire principal amount of this Note on any Maturity Date, then (i) such portion of the principal that is permitted to be paid on such date shall be paid, (ii) the Maturity Date with respect to the remaining principal shall automatically be extended to the Interest Payment Date that next follows such Maturity Date until all such remaining principal has been paid (and any Default hereunder on account of the failure to


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make such payment shall be waived until January 1, 2001); provided that in no event shall the Maturity Date be later than January 1, 2001, and (iii) until paid, any remaining principal shall bear interest at the rate provided in paragraph 2.2 hereof.

            2.2 Interest. Subject to the other terms of this Note and the terms of the Hauppauge Loan Agreement, the Payor shall pay interest in cash quarterly in arrears on the principal balance of this Note outstanding from time to time from the date hereof until such principal is fully paid at a rate of ten (10%) percent per annum. Notwithstanding the foregoing, to the extent Hauppauge is permitted by the Hauppauge Loan Agreement to distribute funds in amounts which otherwise are intended to enable Payor to pay or advance payments of interest hereunder, Payor shall pay or advance such interest in accordance with the terms of the Hauppauge Loan Agreement. Interest shall be calculated daily on the unpaid principal balance of this Note at the close of business on each day and on the basis of the actual number of days elapsed over a 360-day year. Accrued interest shall be payable on each Interest Payment Date, commencing on December 31, 1996, and concurrently with each payment of principal under this Note; provided that to the extent Hauppauge is permitted by the Hauppauge Loan Agreement to distribute funds in amounts which otherwise are intended to enable Payor to pay or advance interest hereunder, Payor shall pay or advance such interest in accordance with the terms of the Hauppauge Loan Agreement. In no event shall the rate of Interest hereunder exceed the maximum rate of interest permitted by the laws governing this Note. If the interest collected should exceed the maximum amount permitted by such laws, such excess shall be deemed received on the account of, and shall automatically be applied to reduce, the principal balance of this Note. In the event Hauppauge is prohibited by the Hauppauge Loan Agreement from distributing funds in amounts which will enable Payor to pay the entire interest due on this Note, such amounts shall be deferred without interest until the Maturity Date.


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

            2.3 Payments. All payments of principal and interest hereunder shall be payable in lawful money of the United States of America, in immediately available funds.

            2.4 Prepayment of Principal. As long as the Hauppauge Loan Agreement is in effect or any obligations to ANBC pursuant to the Hauppauge Loan Agreement or the Financing Agreements referred to therein remain outstanding, principal and interest on this Note may not be prepaid without the prior written consent of ANBC.

      3. Default; Rights and Remedies of the Payees.

            3.1 Defaults. It shall constitute a default ("Default") if any one or more shall occur:

            (a) Payor fails to pay (i) principal on this Note, when due or declared due (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise) or (ii) interest within ten days of the date such interest is due or declared due (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise); or

            (b) Payor shall commence (i) any case, proceeding or other action under the Bankruptcy Code or law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts; (ii) any Insolvency or Liquidation Proceeding; or (iii) any case, proceeding or other action seeking appointment of a receiver, custodian or other similar official for it or for all or any substantial part of its assets, or making a general assignment for the benefit of its creditors; or


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

            (c) There shall be commenced against Payor any case, proceeding or other action of a nature referred to in clause (b) above which (i) results in the entry of an order for relief or any such adjudication or appointment, or (ii) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or

            (d) There shall be commenced against Payor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or process against all or any substantial part of its assets which results in the entry of an order for such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof.

            3.2 Remedies. If a Default shall have occurred, Payee (or, if Payee shall have assigned any of its interest hereunder, the holder of this Note) may, without notice to or demand on Payor (except as provided below) do one or more of the following at any time or times thereafter and in any order: (a) declare any or all of the obligations hereunder (including, without limitation, principal and interest) to be immediately due and payable; and (b) pursue Payee's other rights and remedies under this Note and applicable law. Payee shall give Payor contemporaneous notice of any action described in clause (a) above.

            3.3 Waiver of Demand. Demand, presentment, protest and notice of nonpayment are hereby waived by Payor. Payor also waives the benefit of all valuation, appraisal and exemption laws.

            3.4 Waiver. Payee's failure, at any time or times hereafter, to require strict performance by Payor of any provision of this Note shall not waive, affect or diminish any right of Payee thereafter to demand strict compliance and performance therewith. Any suspension or


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waiver by Payee of a Default by Payor under this Note shall not suspend, waive or effect any other Default by Payor under this Note, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of Payor contained in this Note and no Default by Payor under this Note shall be deemed to have been suspended or waived by Payee unless such suspension or waiver is in writing, and directed to Payor specifying such suspension or waiver. All defaults shall continue until the same are waived by Payee in accordance with the preceding sentence.

      4. Successors and Assigns; Entire Agreement. The terms and provisions hereof shall inure to the benefit of, and be binding upon, the respective successors and permitted assigns of the Payee and the Payor. As long as the Hauppauge Loan Agreement is in effect or any obligations to ANBC pursuant to the Hauppauge Loan Agreement or the Financing Agreements referred to therein remain outstanding, the provisions of Section 2.4, Section 5 and this Section 4 of this Note shall also inure to the benefit of ANBC. As long as the Hauppauge Loan Agreement is in effect or any obligations to ANBC pursuant to the Hauppauge Loan Agreement or the Financing Agreements referred to therein remain outstanding, the Payee may assign or grant participation in all or any part of this Note and his related rights and remedies upon the prior written consent of ANBC. The Payor may not assign any part of its obligations to the Payee without the Payee's prior written consent. This Note sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them, relating to the subject matter hereof.

      5. Modification of this Note. This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the party to be bound by it. As long as the Hauppauge Loan Agreement is in effect or any


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obligations by Payor to ANBC pursuant to the Hauppauge Loan Agreement remain outstanding, no change to or modification of this Note may be made without the prior written consent of ANBC, except for changes and modifications which extend the maturity of, or decrease the rate of interest payable under, this Note or modify the provisions in this Note to make them less burdensome to Payor. No act, failure or delay by the Payee shall constitute a waiver of any of its rights and remedies. Any written waiver shall be applicable only in the specific instance for which it is given.

      6. Governance by New York Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the conflict of laws provisions thereof.

      7. Extension of Time For Payment. The holder of this Note at the holder's option may extend the time for payment of this Note, postpone the enforcement hereof, or grant any other indulgences, without affecting or diminishing the holder's rights to recourse against the Payor, endorsers, sureties or guarantors, which right is expressly reserved.

      8. Expenses and Fees. The Payor shall pay all costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, paid or incurred by the holder in connection with collecting or enforcing this Note.

      9. Waivers of Notice. The Payor, endorsers, sureties and guarantors of this Note waive presentment for payment, demand, protest, notice of protest and notice of dishonor hereof, and all other notices to which they may be entitled.

      10. Restricted Transactions. Neither the Payor nor any affiliate of the Payor shall consent to or permit any payment (whether interest or principal), acquisition, redemption or other distribution in respect of any of the


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Notes unless prior to or concurrently with such transaction, each holder of a
Note is offered the opportunity to participate pro rata in such transaction upon the same terms and conditions, including the amount of consideration, for all holders of the Notes.

      IN WITNESS WHEREOF, the Payor has caused this Note to be executed by its duly authorized officer on the date first above written.

                             HMG DIGITAL TECHNOLOGIES CORP.


                             By: /s/ George Fishman
                                -------------------------------------
                                Name: George Fishman
                                Title: Chief Executive Officer

                                15 Gilpin Avenue
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                             Address

                                Hauppauge, New York 11788
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                             City, State, Zip Code


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